Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-188916) pertaining to the Ply Gem Holdings, Inc. 2004 Stock Option Plan and the Ply Gem Holdings, Inc. Long-Term Incentive Plan of our reports dated March 14, 2014, with respect to the consolidated financial statements and schedule of Ply Gem Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.
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/s/ Ernst & Young LLP
Raleigh, North Carolina
March 14, 2013